Exhibit 4.1

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is entered into as of May 13, 2020 by and among CAPSTONE TURBINE CORPORATION, a Delaware corporation (the “Company”), the Purchaser signatory hereto and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as collateral agent for the Purchasers (in such capacity, the “Collateral Agent”).

RECITALS

A. The  Company, certain subsidiaries of the Company, the Purchasers and Collateral Agent are parties to a certain Note Purchase Agreement, dated as of February 4, 2019 (as amended by the First Amendment dated as of July 23, 2019, as further amended by the Second Amendment dated as of December 9, 2019, as further amended by the Third Amendment dated as of April 24, 2020 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement), pursuant to which the Purchasers have agreed to purchase the Notes issued by Company;

B.The Company has requested an amendment to the Note Purchase Agreement, and subject to the terms and conditions hereof, the Purchaser (being the sole Purchaser under the Note Purchase Agreement) executing this Amendment is willing to do so;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A.	AMENDMENTS

1. Section 5 of the Note Purchase Agreement is hereby amended by replacing Section 5.16 thereof in its entirety with the following:

“5.16CARES Act Indebtedness. Company agrees to, and will cause each of its Subsidiaries to (a) deposit all proceeds from CARES Act Indebtedness into a segregated Deposit Account (the “CARES Act Account”), (b) use funds from the CARES Act Account solely for CARES Act Permitted Purposes and before using any other cash on hand to pay expenses that are CARES Act Permitted Purposes and (c) apply for, and submit all documents required to obtain, forgiveness or other relief of all CARES Act Indebtedness that is eligible for forgiveness by all deadlines required by the CARES Act.  Each Note Party represents and agrees that it has determined in good faith, after consultation with counsel on all matters related to CARES Act Indebtedness, that it is eligible to apply as a borrower under the SBA’s Paycheck Protection Program, including the application of SBA affiliation rules, and has taken into consideration in making such determination the Interim Final Rule and all FAQs issued by the SBA, including determining that the current economic uncertainty makes the loan request necessary to support its ongoing operations taking into account its current business activity and its ability to access other sources of liquidity sufficient to support its ongoing operations in a manner that is not significantly detrimental to the business.  All applications, documents and other information submitted to any Governmental Authority with respect to the CARES Act Indebtedness shall be true and correct. No Purchaser or any of its Affiliates is deemed an “affiliate” of any Note Party or any of its Subsidiaries for any purpose related to the CARES Act Indebtedness, including the eligibility criteria with respect thereto.  Each Note Party acknowledges and agrees that (x) it has consulted its own legal and financial advisors with respect to all matters related to CARES Act Indebtedness (including eligibility criteria) and the CARES Act, (y) it is responsible for making its own independent judgment with respect to CARES Act Indebtedness and the process leading thereto, and (z) it has not relied on Collateral Agent or any Purchaser or any of their affiliates with respect to any of such matters.  Each Note Party agrees that it will not make any claim that Collateral Agent or any Purchaser or any of their affiliates have rendered advisory services of any nature or respect in connection with any CARES Act Indebtedness, the CARES Act or the process leading thereto.”

2. Section 6.19 of the Note Purchase Agreement is hereby amended by replacing the last sentence thereof in its entirety with the following:

“ In addition, in no event shall any Note Party or any of its Affiliates directly or indirectly purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any CARES Act Indebtedness prior to its scheduled maturity date as required under the CARES Act, other (a) than the cancellation and forgiveness of such Indebtedness in accordance with the CARES Act, (b) any repayment with the proceeds of CARES Act Indebtedness and (c) to the extent that any CARES Act Indebtedness is not Eligible CARES Act Indebtedness, any repayment on or prior to May 14, 2020 with the proceeds of CARES Act Indebtedness or cash on hand.”

3. Section 8.1 of the Note Purchase Agreement is hereby amended by amending and restating clause (b) thereof in its entirety as follows:

“(b)         Default in Other Agreements.  (i) Failure of any Note Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Material Indebtedness, in each case beyond the grace period, if any, provided therefor;  (ii) breach or default by any Note Party or any of its Subsidiaries with respect to any other term of (1) one or more items of Material Indebtedness, or (2) any loan agreement, mortgage, note, indenture or other agreement relating to such item(s) of Material Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Material Indebtedness (or a trustee on behalf of such holder or holders), with or without the passage of time, to cause, that Material Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or other redemption) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; (iii) after May 14, 2020, the principal amount of outstanding CARES Act Indebtedness of the Note Parties and their Subsidiaries exceeds $1,950,000 or (iv) more than 10% of the outstanding CARES Act Indebtedness of the Note Parties and their Subsidiaries does not constitute Eligible CARES Act Indebtedness (any such amount in excess of 10%, the “Excess CARES Act Indebtedness Amount”), unless (and only for so long as) (x) the Cash balance in the CARES Act Account is equal to or greater than the Excess CARES Act Indebtedness Amount or (y) the Excess CARES Act Indebtedness Amount has been repaid in compliance with Section 6.19 hereof; or”

B.CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Purchaser hereunder, it is understood and agreed that this Amendment shall not become effective, and the Note Parties shall have no rights under this Amendment, until the Purchaser shall have received the following documents, in form and substance satisfactory to the Purchaser: executed counterparts to this Amendment from the Company, each other Note Party and the Purchaser.

C.  REPRESENTATIONS

To induce the Purchaser and the Collateral Agent to enter into this Amendment, each Note Party hereby represents and warrants to the Purchaser and the Collateral Agent that:

1.Each of the Note Parties and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Note Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect; and

2.The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of each Note Party that is a party hereto.

D.  OTHER AGREEMENTS

1.Continuing Effectiveness of Note Documents.  As amended hereby, all terms of the Note Purchase Agreement and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Note Parties party thereto.  To the extent any terms and conditions in any of the other Note Documents shall contradict or be in conflict with any terms or conditions of the Note Purchase Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Note Purchase Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Note Purchase Agreement as modified and amended hereby.

2.Reaffirmation of Guaranty.  Each Guarantor consents to the execution and delivery by the Note Parties of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Note Purchase Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Note Parties to the Purchasers or any other obligation of the Note Parties, or any actions now or hereafter taken by the Purchasers with respect to any obligation of the Note Parties , the Guaranty to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty to which such Guarantor is a party.

3.Acknowledgment of Perfection of Security Interest. Each Note Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Collateral Agent and the Purchasers under the Note Purchase Agreement and the other Note Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Purchase Agreement and the other Note Documents.

4.Effect of Agreement.  Except as set forth expressly herein, all terms of the Note Purchase Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Note Parties to the Purchasers and Collateral Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchasers under the Note Purchase Agreement, nor constitute a waiver of any provision of the Note Purchase Agreement.  This Amendment shall constitute a Note Document for all purposes of the Note Purchase Agreement.

5.Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Purchase Agreement and the other Note Documents or an accord and satisfaction in regard thereto.

7.Costs and Expenses.  The Note Parties agrees to pay on demand all costs and expenses of Purchaser and Collateral Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Purchaser and Collateral Agent with respect thereto.

8.Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission, electronic transmission (including delivery of an executed counterpart in .pdf format) shall be as effective as delivery of a manually executed counterpart hereof.

9.Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.  No Fourth party beneficiaries are intended in connection with this Amendment.

10.Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11.Release.  (a) Each Note Party hereby releases, acquits, and forever discharges Collateral Agent and each of the Purchasers, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Collateral Agent and the Purchasers (each a “Releasee”), from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Note Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Releasee existing or occurring on or prior to the date of this Amendment or any instrument executed on or prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Note Purchase Agreement or the other of the Note Documents.  The provisions of this paragraph shall be binding upon each Note Party and shall inure to the benefit of Releasees, and their respective heirs, executors, administrators, successors and assigns, and the other released parties set forth herein.  No Note Party is aware of any claim or offset against, or defense or counterclaim to, any Note Party’s obligations or liabilities under the Note Purchase Agreement or any other Note Document.  The provisions of this Section shall survive payment in full of the Obligations, full performance of the terms of this Amendment and the Note Documents, and/or Collateral Agent’s or each Purchaser’s actions to exercise any remedy available under the Note Documents or otherwise.  Each Note Party warrants and represents that such Note Party is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each Note Party has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

Capstone Turbine Corporation, as the Company and as a Note Party

By:/s/ Darren Jamison

Name:Darren Jamison

Title: President & CEO

Guarantors:

Capstone Turbine International, Inc.

By:/s/ Darren Jamison

Name:Darren Jamison

Title: President & CEO

Capstone Turbine Financial Services, LLC

By:/s/ Darren Jamison

Name:Darren Jamison

Title: President & CEO

[Signature Page to Fourth Amendment to Note Purchase Agreement]

GOLDMAN SACHS SPECIALITY LENDING GROUP, L.P. as Purchaser

By:/s/ Justin Betzen

Name:Justin Betzen

Title: Senior Vice President

GOLDMAN SACHS SPECIALITY LENDING GROUP, L.P. as Collateral Agent

By:/s/ Justin Betzen

Name:Justin Betzen

Title: Senior Vice President

[Signature Page to Fourth Amendment to Note Purchase Agreement]